UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2010

CLEAR CHANNEL OUTDOOR

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 832-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As previously reported in the Definitive Proxy Statement of Clear Channel Outdoor Holdings, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2010, Mr. James M. Raines’ term as a director expired on May 25, 2010 and he did not stand for re-election at the Company’s Annual Meeting of Stockholders. Accordingly, on May 25, 2010, the board of directors of the Company (the “Board”), acting pursuant to the authority granted to it by the Company’s Amended and Restated Bylaws, appointed Douglas L. Jacobs to the Board to fill the vacancy created by the expiration of Mr. Raines’ term as a director. In addition, the Board determined Mr. Jacobs to be an independent director under the NYSE rules as well as an Audit Committee Financial Expert (as defined in the applicable regulations of the SEC), and appointed him as Chair of the Audit Committee and as a member of the Compensation Committee. Mr. Jacobs term as a director commenced on the date of his appointment and will expire in 2013.

Mr. Jacobs has been a self-employed investor since 2003. Mr. Jacobs was the Executive Vice President and Treasurer for FleetBoston Financial Group from 1995 to 2003. His career began at Citibank in 1972, where he ultimately assumed the position of Division Executive for the Investment Banking Group’s MBS Group. Mr. Jacobs’ other directorships include Fortress Investment Group LLC (a publicly traded company) from 2007 to the present and Doral Financial Corporation (a publicly traded company) from 2008 to the present. His previous directorships include ACA Capital Holdings, Inc. (formerly a publicly traded company) from 2004 to 2008 and Global Signal, Inc. (formerly a publicly traded company) from 2004 to 2007.

Mr. Jacobs will receive the same compensation as all other independent directors of the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 25, 2010. Set forth below are the final voting results for each proposal submitted to a vote of the stockholders.

1. Election of Directors
Class A Common Stock	Votes For	Votes Against	Abstentions	Broker Non- Votes
Blair E. Hendrix	16,830,773	9,998,036	7,458	3,535,714
Daniel G. Jones	16,830,803	9,998,026	7,438	3,535,714
Scott R. Wells	16,810,333	10,018,496	7,438	3,535,714

Class B Common Stock	Votes For	Votes Against	Abstentions	Broker Non- Votes
Blair E. Hendrix	6,300,000,000	0	0	0
Daniel G. Jones	6,300,000,000	0	0	0
Scott R. Wells	6,300,000,000	0	0	0

Total	Votes For	Votes Against	Abstentions	Broker Non- Votes
Blair E. Hendrix	6,316,830,773	9,998,036	7,458	3,535,714
Daniel G. Jones	6,316,830,803	9,998,026	7,438	3,535,714
Scott R. Wells	6,316,810,333	10,018,496	7,438	3,535,714

2. Ratification of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2010
	Votes For	Votes Against	Abstentions	Broker Non- Votes
Class A Common Stock	29,698,167	664,889	8,925	0
	Votes For	Votes Against	Abstentions	Broker Non- Votes
Class B Common Stock	6,300,000,000	0	0	0
	Votes For	Votes Against	Abstentions	Broker Non- Votes
Total	6,329,698,167	664,889	8,925	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: May 25, 2010	By:	/s/ Mark P. Mays
		Name:	Mark P. Mays
		Title:	Chief Executive Officer

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